UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 19, 2017

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

Registrant’s telephone number, including area code:

(281) 719-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jon M. Huntsman

On December 19, 2017 (the “Effective Date”), Huntsman Corporation (the “Company”) entered into a Separation and Consulting Agreement and General Release of Claims (the “Consulting Agreement”) with Jon M. Huntsman, the Executive Chairman of the Board of Directors of the Company, whereby Mr. Huntsman’s role as Executive Chairman will terminate on December 31, 2017 (the “Separation Date”). Mr. Huntsman will continue to serve as a member of the Board of Directors and provide certain consulting services to the Company through February 29, 2020 (the “Consulting Term”).  The Consulting Term is subject to earlier termination upon the agreement of the parties, voluntary resignation of Mr. Huntsman, the death or disability of Mr. Huntsman, or unilateral termination by the Company with or without cause.

During the Consulting Term, Mr. Huntsman will provide services in the capacity of an independent contractor as reasonably requested by the Company and will receive a monthly retainer fee of $250,000 to be paid in two equal installments on each of January 1, 2018 and February 1, 2019.  The Company will also reimburse Mr. Huntsman for all reasonable and necessary business and travel expenses incurred in connection with his performance of services during the Consulting Term in accordance with the Company’s expense reimbursement policies. The Consulting Agreement also provides that Mr. Huntsman will continue to vest in all performance-based incentive compensation awards that he held as of the Effective Date.

Mr. Huntsman agrees not to disclose or use confidential information and return all such information upon the Company’s request.  During the Consulting Term, Mr. Huntsman agrees not to solicit the Company’s customers, consultants or suppliers, officers, directors, employees or agents, and not to provide services to any customer of the Company. As a condition to entry into the Consulting Agreement, Mr. Huntsman has agreed to enter into a general release of claims in favor of the Company.

In conjunction with the termination of Mr. Huntsman’s role as Executive Chairman, he is entitled to severance benefits in accordance with the Severance Agreement dated January 1, 2013 between the Company and Mr. Huntsman.  Mr. Huntsman will also receive accelerated vesting of all time-based vesting equity-based incentive compensation awards that he held as of the Effective Date.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement attached hereto.

Peter R. Huntsman

On December 19, 2017, the Company and Peter R. Huntsman entered into an Amended and Restated Severance Agreement (the “Revised Agreement”).  The Revised Agreement amended and restated the Severance Agreement dated January 1, 2013 by and between the Company and Mr. Huntsman (the “Original Agreement”) by extending the term of the agreement from December 31, 2017 to December 31, 2022.  No other terms of the Original Agreement were modified.  This description of the Revised Agreement is qualified in its entirety by reference to the full text of the Revised Agreement attached hereto.

Item 9.01.                Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
10.1	Separation and Consulting Agreement and General Release of Claims dated December 19, 2017 between Huntsman Corporation and Jon M. Huntsman.
10.2	Amended and Restated Severance Agreement dated December 19, 2017 between Huntsman Corporation and Peter R. Huntsman

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntsman Corporation

By:	/s/ DAVID M. STRYKER
Name:	David M. Stryker
Title:	Executive Vice President, General Counsel and Secretary

Date:  December 22, 2017